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                    STATEMENT OF CHIEF EXECUTIVE OFFICER AND
           CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

     In connection with the Form 10-Q of TFC Enterprises, Inc. for the quarter ended June 30, 2002, we, Robert S. Raley, Chief Executive Officer of TFC Enterprises, Inc., and Ronald G. Tray, Chief Financial Officer of TFC Enterprises, Inc., hereby certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

     (a) such Form 10-Q for the quarter ended June 30, 2002 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

     (b) the information contained in such Form 10-Q for the quarter ended June 30, 2002 fairly presents, in all material respects, the financial condition and results of operations of TFC Enterprises, Inc. as of, and for, the periods presented in such Form 10-Q.

     By: /s/  Robert S. Raley Jr.                      Date: August 13, 2002
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              Robert S. Raley
              Chief Executive Officer

     By:  /s/ Ronald G. Tray                           Date: August 13, 2002
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              Ronald G. Tray
              Chief Financial Officer